                                                                    EXHIBIT 11.1

                    AMERICAN SOFTWARE, INC. AND SUBSIDIARIES

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                YEAR ENDED APRIL 30,
                                        --------------------------------------
                                            1996         1995         1994
                                        ------------  -----------  -----------
Common shares:
Weighted average common shares out-
 standing:
  Class A shares......................    17,423,093   17,477,410   17,474,604
  Class B shares......................     4,838,689    4,840,489    4,849,654
                                        ------------  -----------  -----------
Totals................................    22,261,782   22,317,899   22,324,258
                                        ============  ===========  ===========
Net loss..............................  $ (9,749,337) $(6,689,162) $(6,588,022)
                                        ============  ===========  ===========
Net loss per common and common equiva-
 lent share...........................  $       (.44) $      (.30) $      (.30)
                                        ============  ===========  ===========

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